Exhibit 5.1

[WSGR Letterhead]

March 7, 2006

Avanex Corporation

40919 Encyclopedia Circle

Freemont, California 94538

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special counsel for Avanex Corporation, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended, of (i) 24,075,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value (the “Common Stock”), (ii) warrants (the “Warrants”) to purchase up to 7,222,500 shares of Common Stock (the “Warrant Shares”), and (iii) the Warrant Shares, in each case pursuant to a Registration Statement on Form S-3 (No. 333-117433) (such Registration Statement, as it may be amended from time to time, is herein referred to as the “Registration Statement”) and the related prospectus and prospectus supplement filed with the Securities and Exchange Commission.

The Shares and the Warrants are to be sold pursuant to a Securities Purchase Agreement, dated as of March 6, 2006 (the “Purchase Agreement”), which Purchase Agreement has been filed as an exhibit to the Company’s Current Report on Form 8-K filed on March 7, 2006. The Warrant Shares are to be sold from time to time upon exercise of the Warrants, the form of which has been filed as an exhibit to the Company’s Current Report on Form 8-K filed on March 7, 2006.

In connection with this opinion we have examined and relied upon the Registration Statement and related prospectus included therein, the prospectus supplement filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended, the Company’s Certificate of Incorporation, as amended, and Bylaws, as currently in effect, the Purchase Agreement, the form of Warrant, and such instruments, documents and records which we deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed and (d) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

1. The Shares, when issued and paid for in accordance with the Purchase Agreement, the Registration Statement and the related prospectus and prospectus supplement, will be validly issued, fully paid and nonassessable.

2. The Warrants, when issued and paid for, and duly executed and delivered by the Company, in each case in accordance with the Purchase Agreement, the Registration Statement and the related prospectus and prospectus supplement, will constitute valid and legally binding instruments of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3. The Warrant Shares, when issued and paid for in accordance with the provisions of the Warrants, will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar of the State of California, and the opinions expressed herein are limited in all respects to existing Federal laws of the United States, laws of the State of California, and the General Corporation Law of the State of Delaware. Our opinions are limited to such laws as, in our experience, are normally applicable to the transactions of the type contemplated by the Purchase Agreement.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the related prospectus and prospectus supplement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Sincerely,

WILSON SONSINI GOODRICH & ROSATI Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.